Exhibit 99.1

Schnitzer Reports Fourth Quarter and Fiscal 2014 Financial Results

Best Quarterly Consolidated Operating Performance Since 2012

PORTLAND, Ore.--(BUSINESS WIRE)--October 28, 2014--Schnitzer Steel Industries, Inc. (Nasdaq: SCHN) today reported adjusted earnings per share from continuing operations of $0.33 for the fourth quarter ended August 31, 2014, excluding charges attributed to restructuring. The Company reported earnings per share of $0.27 for the fourth quarter ended August 31, 2014, which included a benefit of $0.03 per share from discontinued operations. This compares to third quarter of fiscal 2014 adjusted earnings per share of $0.16 and reported earnings per share of $0.12, both of which included discrete tax benefits of $0.08 per share. Strong operating cash flow of $141 million in fiscal 2014, including $69 million in the fourth quarter, reduced total leverage to 29% as of August 31, 2014.

All three businesses delivered higher volumes sequentially in the fourth quarter and our Metals Recycling and Steel Manufacturing Businesses generated substantially higher profitability. Due to the successful execution of our cost reduction and productivity initiatives, combined with lower market price volatility and higher sales volumes, our Metals Recycling Business generated operating income of $14 per ton, the highest quarterly performance since fiscal 2012. Accelerating demand from West Coast construction markets and the benefits of productivity initiatives drove significant operating leverage in our Steel Manufacturing Business, resulting in operating income of $9 million, SMB’s highest quarterly operating income since fiscal 2008. In the Auto Parts Business, higher car purchase volumes in the fourth quarter were largely offset by seasonally lower retail sales, leading to operating income of $5 million. Significant productivity initiatives currently in process within the Auto Parts Business are expected to drive favorable impacts beginning in the second half of fiscal 2015.

Consolidated Summary Results
($ in millions, except per share amounts)
	Quarter			Year
	4Q14	3Q14	4Q13	2014	2013
Revenues	$692	$638	$657	$2,544	$2,622

Operating Income (Loss)	$16	$2	$(348)	$20	$(328)
Goodwill Impairment Charge	—	—	321	—	321
Other Asset Impairment Charges	—	1	13	1	13
Restructuring Charges and Other Exit-related Costs	—	3	3	7	8
Adjusted Operating Income (Loss)(3)	$16	$5	$(11)	$29	$14
Net Income (Loss) attributable to SSI	$7	$3	$(289)	$6	$(281)
Net Income (Loss) from continuing operations attributable to SSI	$6	$3	$(289)	$5	$(281)
Adjusted Net Income (Loss) from continuing operations attributable to SSI(2)	$9	$4	$(14)	$12	$(2)
Net Income (Loss) per share attributable to SSI(1)	$0.27	$0.12	$(10.82)	$0.22	$(10.56)
Net Income (Loss) per share from continuing operations attributable to SSI(1)	$0.24	$0.12	$(10.82)	$0.19	$(10.56)
Adjusted diluted EPS from continuing operations attributable to SSI(2)	$0.33	$0.16	$(0.51)	$0.44	$(0.07)

(1) Net income per share in the fourth quarter of fiscal 2014 includes a $1 million benefit after tax from discontinued operations related to a reduction in environmental liabilities of previously disposed operations.
(2) See Non-GAAP Financial Measures for reconciliation to U.S. GAAP.
(3) May not foot due to rounding.

“Our fourth quarter improvement reflects our strong focus on executing productivity improvements and maximizing market opportunities in a still challenging environment,” Tamara Lundgren, President and Chief Executive Officer, commented on the Company’s results. “In our Metals Recycling Business, the benefits of this focus together with less volatile market conditions and increased ferrous and nonferrous volumes drove significantly higher operating income in the fourth quarter, which represented MRB’s best quarter since 2012. In our Steel Manufacturing Business, higher volumes, combined with significant continued production efficiencies, generated operating income which nearly doubled sequentially and was SMB’s best quarter since 2008.”

“Looking at our full fiscal year 2014 performance, we delivered substantially higher profitability year over year due to the successful implementation of our productivity initiatives and the flexibility of our operating platform. Our ability to maximize cash metal spreads and manage working capital efficiently resulted in strong operating cash flow which enabled us to fund capital investments and reduce leverage while returning capital to shareholders through our quarterly dividend. In fiscal 2015, we expect to benefit from the productivity initiatives put in place in early fiscal 2014 and a major initiative in our Auto Parts Business to maximize returns from the higher car volumes.”

Key business drivers during the fourth quarter of fiscal 2014:

  Metals Recycling Business (MRB) generated $15 million of operating income, a three-fold increase in profitability sequentially, driven by 7% higher ferrous and 12% higher nonferrous volumes, stable ferrous selling price levels and ongoing contributions from productivity savings.
  Auto Parts Business (APB) operating income of $5 million benefited from record car purchase volumes of 106 thousand which increased 8% sequentially and 13% from the prior year fourth quarter. Initiation of a productivity program during the fourth quarter is expected to provide benefits to profitability in fiscal 2015.
  Steel Manufacturing Business (SMB) operating income of $9 million increased 88% sequentially on 16% higher finished steel shipments, reflecting improving nonresidential demand in the West Coast markets and solid operational execution.

Metals Recycling Business

Summary of Metals Recycling Business Results
($ in millions, except selling prices; Fe volumes 000s long tons; NFe volumes M lbs)

	Quarter			Year
	4Q14	3Q14	4Q13	2014	2013
Total Revenues	$560	$517	$535	$2,103	$2,210

Ferrous Revenues	$416	$387	$398	$1,581	$1,677
Ferrous Volumes	1,092	1,024	1,088	4,122	4,310
Avg. Net Ferrous Sales Prices ($/LT)(1)	$351	$346	$336	$353	$358

Nonferrous Revenues	$137	$123	$129	$495	$502
Nonferrous Volumes	156	139	141	555	520
Avg. Net Nonferrous Sales Prices ($/lb)(1)	$0.85	$0.86	$0.89	$0.86	$0.93

Operating Income (Loss)(2)	$15	$4	$(340)	$30	$(312)
Goodwill Impairment	—	—	321	—	321
Asset Impairment Charges	—	—	13	1	13
Adjusted Operating Income (Loss)(3)(4)	$15	$4	$(6)	$31	$23
Adjusted Operating Income per Fe ton	$14	$4	$(6)	$8	$5

(1) Sales prices are shown net of freight.
(2) Operating income (loss) does not include the impact of restructuring charges and other exit-related costs.
(3) See Non-GAAP Financial Measures for reconciliation to U.S. GAAP.
(4) May not foot due to rounding.

Sales Volumes: Ferrous sales volumes of 1 million tons in the fourth quarter increased 7% from the third quarter, primarily due to stronger export demand. Nonferrous sales volumes of 156 million pounds increased 12% sequentially, primarily due to higher processed volumes and increased shipments.

Export customers accounted for 70% of total ferrous sales volumes in the fourth quarter. Our ferrous and nonferrous products were shipped to 19 countries, with Turkey, South Korea and Malaysia the top export destinations for ferrous shipments.

Pricing: Export demand strengthened slightly for July and August shipments, while domestic demand remained steady, resulting in average ferrous net sales prices increasing $5 per ton, or 1%, from third quarter levels. Nonferrous prices in the fourth quarter were in line sequentially.

Margins: Operating income of $14 per ferrous ton in the fourth quarter of fiscal 2014 was the highest since fiscal 2012, reflecting a combination of strengthening export market conditions, higher contributions from nonferrous processing, the solid execution of our productivity initiatives and the flexibility of our operating platform which enables us to maximize shipments to markets where demand is highest.

Auto Parts Business

Summary of Auto Parts Business Results
($ in millions, except locations)

	Quarter			Year
	4Q14	3Q14	4Q13	2014	2013
Revenues	$88	$84	$79	$328	$313
Operating Income(1)(2)	$5	$7	$3	$21	$25

Car Purchase Volumes (000s)	106	98	94	380	356
Locations (end of quarter)	62	61	61	62	61

(1) Operating income does not include the impact of restructuring charges and other exit-related costs.
(2) See Non-GAAP Financial Measures for reconciliation to U.S. GAAP.

Revenues: Revenues in the fourth quarter increased 5% sequentially resulting from record quarterly car purchase volumes and higher nonferrous processing yields, which more than offset seasonally lower parts sales.

Margins: Operating margins of 5% were lower sequentially, primarily due to seasonally lower parts sales.

Steel Manufacturing Business

Summary of Steel Manufacturing Business Results
($ in millions, except selling prices; volume in thousands of short tons)

	Quarter			Year
	4Q14	3Q14	4Q13	2014	2013
Revenues	$117	$102	$96	$389	$352
Operating Income	$9	$5	$2	$19	$7

Avg. Net Sales Prices ($/ST)	$688	$686	$667	$677	$680
Finished Goods Sales Volumes	156	135	138	533	488

Sales Volumes: Finished steel sales volumes of 156 thousand tons increased 16% sequentially and 13% from the prior year fourth quarter due to higher demand for long products on the West Coast.

Pricing: Average net sales prices for finished steel products increased slightly from third quarter levels, largely due to stable scrap prices and increasing demand for finished goods.

Margins: Operating income of $9 million increased sequentially by 88%, reflecting higher sales volumes due to improved demand for finished steel products and increased operating leverage resulting from higher production levels.

Productivity Improvements

During fiscal 2014, we implemented productivity initiatives which delivered $29 million of operating expense reductions. We expect the full annual benefit of approximately $40 million to be achieved in fiscal 2015. These benefits were partially offset by the impact of volatile market conditions during the year, but contributed substantially to the improved results year over year. Related to these initiatives, we incurred charges attributed to restructuring of $3 million, net of tax, or $0.09 per share, in the fourth quarter of fiscal 2014, including $2 million of allocated tax expense. During fiscal 2014, we incurred $7 million, net of tax, or $0.25 per share, of charges attributed to restructuring and other asset impairment charges. The restructuring charges consisted primarily of cash severance costs from headcount reductions, contract termination costs, and other exit-related costs.

Beginning in the fourth quarter, our Auto Parts Business launched productivity initiatives to drive improved profitability through a combination of revenue drivers and cost reduction initiatives. Our targeted annual improvements are approximately $7 million with approximately 50% of that amount expected to benefit the second half of fiscal 2015 and the full annual run rate expected to be reached in fiscal 2016.

Corporate Items

During fiscal 2014, the Company invested $39 million in capital expenditures and returned $20 million to shareholders through dividend payments. Net debt of $294 million at the end of the fourth quarter was $53 million lower than at the end of the third quarter in fiscal 2014. (See Non-GAAP Financial Measures for reconciliation to U.S. GAAP.)

The Company’s effective tax rate of 19% for fiscal year 2014 was lower than the federal statutory rate primarily due to the recognition of discrete tax benefits earlier in the year.

Analysts’ Conference Call: Fourth Quarter of Fiscal 2014

A conference call and slide presentation to discuss results will be held today, October 28, 2014, at 11:30 a.m. ET hosted by Tamara Lundgren, President and Chief Executive Officer, and Richard Peach, Chief Financial Officer. The call and the slides will be webcast and accessible on the Company’s website at www.schnitzersteel.com.

Summary financial data is provided in the following pages. The slides and related materials will be available prior to the call on the website.

SCHNITZER STEEL INDUSTRIES, INC.
FINANCIAL HIGHLIGHTS
(in thousands)
(Unaudited)

	For the Three Months Ended			For the Year Ended
	August 31,	May 31,	August 31,	August 31,	August 31,
	2014	2014	2013	2014	2013

REVENUES:

Metals Recycling Business:
Ferrous revenues	$415,558	$386,826	$397,947	$1,581,045	$1,677,035
Nonferrous revenues	137,351	123,407	129,199	494,745	501,655
Other revenues	7,186	6,608	7,817	27,145	31,794
Total Metals Recycling Business revenues	560,095	516,841	534,963	2,102,935	2,210,484

Auto Parts Business	87,979	83,596	79,231	327,569	313,306
Steel Manufacturing Business	117,021	102,039	96,235	388,640	352,454
Intercompany sales eliminations	(73,191)	(64,689)	(53,844)	(275,561)	(254,333)
Total revenues	$691,904	$637,787	$656,585	$2,543,583	$2,621,911

OPERATING INCOME (LOSS):

Adjusted Metals Recycling Business(1)	$15,151	$3,736	$(6,097)	$31,011	$22,504
Auto Parts Business	4,516	6,734	3,191	21,434	24,539
Steel Manufacturing Business	8,626	4,594	2,169	18,538	6,541
Segment operating income (loss)(1)(2)	28,293	15,064	(737)	70,983	53,584

Corporate expense	(12,903)	(10,393)	(10,188)	(41,999)	(38,750)
Intercompany eliminations	724	252	299	(241)	(664)
Adjusted operating income (loss)	16,114	4,923	(10,626)	28,743	14,170
Goodwill impairment charge	—	—	(321,000)	—	(321,000)
Other asset impairment charges	—	(532)	(13,053)	(1,460)	(13,053)
Restructuring charges and other exit-related costs	(386)	(2,762)	(2,900)	(6,967)	(7,906)
Total operating income (loss)	$15,728	$1,629	$(347,579)	$20,316	$(327,789)

(1) Adjusted for goodwill impairment charge and other asset impairment charges. See Non-GAAP Financial Measures for reconciliation to U.S. GAAP.
(2) Segment operating income (loss) does not include the impact of restructuring charges and other exit-related costs.

SCHNITZER STEEL INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended			For the Year Ended
	August 31,	May 31,	August 31,	August 31,	August 31,
	2014	2014	2013	2014	2013
Revenues	$691,904	$637,787	$656,586	$2,543,583	$2,621,911
Cost of goods sold	624,495	586,770	620,457	2,324,823	2,415,391
Selling, general and administrative	51,567	46,241	47,388	191,213	193,533
Income from joint ventures	(272)	(147)	(633)	(1,196)	(1,183)
Goodwill impairment charge	—	—	321,000	—	321,000
Other asset impairment charges	—	532	13,053	1,460	13,053
Restructuring and other exit-related costs	386	2,762	2,900	6,967	7,906
Operating income (loss)	15,728	1,629	(347,579)	20,316	(327,789)
Interest expense	(2,707)	(2,580)	(2,584)	(10,804)	(9,743)
Other income (expense), net	619	570	(332)	1,223	83
Income (loss) before income taxes	13,640	(381)	(350,495)	10,735	(337,449)
Income tax benefit (expense)	(6,304)	4,505	61,617	(2,001)	57,426
Income (loss) from continuing operations	7,336	4,124	(288,878)	8,734	(280,023)
Income from discontinued operations	857	—	—	857	—
Net income (loss)	8,193	4,124	(288,878)	9,591	(280,023)
Net income attributable to noncontrolling interests	(942)	(1,014)	(356)	(3,667)	(1,419)
Net income (loss) attributable to SSI	$7,251	$3,110	$(289,234)	$5,924	$(281,442)

Basic:
Income (loss) per share from continuing operations attributable to SSI	$0.24	$0.12	$(10.82)	$0.19	$(10.56)
Income per share from discontinued operations	0.03	—	—	0.03	—
Income (loss) per share attributable to SSI	$0.27	$0.12	$(10.82)	$0.22	$(10.56)
Diluted:
Income (loss) per share from continuing operations attributable to SSI	$0.24	$0.12	$(10.82)	$0.19	$(10.56)
Income per share from discontinued operations	0.03	—	—	0.03	—
Income (loss) per share attributable to SSI	$0.27	$0.12	$(10.82)	$0.22	$(10.56)

Weighted average number of common shares:
Basic	26,900	26,853	26,733	26,834	26,656
Diluted	27,103	27,017	26,733	27,000	26,656
Dividends declared per common share	$0.188	$0.188	$0.188	$0.750	$0.750

SCHNITZER STEEL INDUSTRIES, INC.
SELECTED OPERATING STATISTICS
(Unaudited)

					Fiscal Year					Fiscal Year
	1Q14	2Q14	3Q14	4Q14	2014	1Q13	2Q13	3Q13	4Q13	2013
Metals Recycling Business
Ferrous Selling Prices ($/LT) (1)
Domestic	$356	$374	$354	$349	$358	$354	$363	$367	$346	$358
Exports	$344	$361	$341	$352	$350	$360	$374	$367	$332	$359
Average	$348	$365	$346	$351	$353	$358	$372	$367	$336	$358

Ferrous Sales Volume (LT)
Domestic	322,531	328,005	344,526	328,308	1,323,369	279,450	260,509	314,240	288,112	1,142,311
Export	655,072	701,259	679,009	763,608	2,798,948	675,212	842,509	849,991	799,644	3,167,356
Total Processed	977,603	1,029,264	1,023,535	1,091,916	4,122,317	954,662	1,103,018	1,164,231	1,087,756	4,309,667

Nonferrous Average Price ($/LB) (1)	$0.89	$0.86	$0.86	$0.85	$0.86	$0.95	$0.97	$0.94	$0.89	$0.93

Nonferrous Sales Volume (LB, in 000s)	123,941	135,935	139,273	155,659	554,808	118,931	125,500	135,256	140,755	520,442

Steel Manufacturing Business
Sales Prices ($/ST) (1)(2)
Average	$657	$676	$686	$688	$677	$680	$690	$687	$667	$680

Sales Volume (ST) (2)
Rebar	83,618	83,838	85,633	101,076	354,165	78,159	58,132	71,561	83,911	291,763
Coiled Products	38,322	25,656	41,892	46,682	152,552	45,533	32,130	46,088	46,334	170,085
Merchant Bar and Other	6,222	5,305	6,984	7,979	26,490	5,926	5,355	7,358	7,298	25,937
Total	128,162	114,799	134,509	155,737	533,207	129,618	95,617	125,007	137,543	487,785

Auto Parts Business
Car purchase volumes (000)	91	85	98	106	380	79	88	95	94	356
Number of self-service locations at end of quarter	62	61	61	62	62	51	59	61	61	61

(1) Price information is shown after a reduction for the cost of freight incurred to deliver the product to the customer.
(2) Excludes billet sales.

SCHNITZER STEEL INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	August 31, 2014	August 31, 2013
Assets
Current Assets:
Cash and cash equivalents	$25,672	$13,481
Accounts receivable, net	189,359	188,270
Inventories, net	216,172	236,049
Other current assets	32,729	29,430
Total current assets	463,932	467,230

Property, plant and equipment, net	523,433	564,426

Goodwill and other assets	367,845	373,856

Total assets	$1,355,210	$1,405,512

Liabilities and Equity
Current liabilities:
Short-term borrowings	$523	$9,174
Other current liabilities	176,747	156,960
Total current liabilities	177,270	166,134

Long-term debt, net of current maturities	318,842	372,663

Other long-term liabilities	83,121	85,516

Equity:
Total Schnitzer Steel Industries, Inc. ("SSI") shareholders' equity	770,784	776,558
Noncontrolling interests	5,193	4,641
Total equity	775,977	781,199
Total liabilities and equity	$1,355,210	$1,405,512

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures as defined under SEC rules such as adjusted operating income, adjusted operating income for MRB, adjusted net income from continuing operations attributable to SSI, adjusted diluted earnings per share from continuing operations attributable to SSI, operating income margin for APB stores owned more than a year and debt, net of cash. As required by SEC rules, the Company has provided reconciliations of these measures to the most directly comparable U.S. GAAP measures. Management believes that each of the foregoing adjusted non-GAAP financial measures provides a meaningful presentation of the Company’s results from its core business operations excluding adjustments for restructuring and other exit-related costs and other asset impairment charges that are not related to the Company’s ongoing core business operations and improves the period-to-period comparability of the Company’s results from its core business operations. In addition, management believes that the non-GAAP financial measure relating to the Auto Parts Business new stores impact provides a meaningful presentation of the operating segment’s results by excluding operating results relating to newly added stores and thus improves period-to-period comparability of the results of the segment’s core business. Management believes that debt, net of cash is a useful measure for investors because, as cash and cash equivalents can be used, among other things, to repay indebtedness, netting this against total debt is a useful measure of our leverage. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the most directly comparable U.S. GAAP measures.

Operating Income (Loss)
($ in millions)	Quarter			Year
	4Q14	3Q14	4Q13	2014	2013
Consolidated Operating Income (Loss):
Operating Income (Loss)	$16	$2	$(348)	$20	$(328)
Goodwill Impairment Charge	—	—	321	—	321
Other Asset Impairment Charges	—	1	13	1	13
Restructuring Charges and Other Exit-related Costs	—	3	3	7	8
Adjusted Operating Income (Loss)(1)	$16	$5	$(11)	$29	$14

MRB Operating Income (Loss):
Operating Income (Loss)	$15	$4	$(340)	$30	$(312)
Goodwill Impairment Charge	—	—	321	—	321
Other Asset Impairment Charges	—	—	13	1	13
Adjusted Operating Income (Loss)(1)	$15	$4	$(6)	$31	$23

(1) May not foot due to rounding.

Net Income (loss) from continuing operations attributable to SSI
($ in millions)	Quarter			Year
	4Q14	3Q14	4Q13	2014	2013
Net Income (Loss) from continuing operations attributable to SSI	$6	$3	$(289)	$5	$(281)
Goodwill impairment charge, net of tax	—	—	254	—	254
Other asset impairment charges, net of tax	—	—	9	1	9
Restructuring charges and other exit-related costs, net of tax	3	1	1	6	5
Valuation allowance on deferred tax assets	—	—	11	—	11
Adjusted Net Income (Loss) from continuing operations attributable to SSI	$9	$4	$(14)	$12	$(2)

Diluted Earnings per share attributable to SSI
($ per share)	Quarter			Year
	4Q14	3Q14	4Q13	2014	2013
Net Income (Loss) per share attributable to SSI	$0.27	$0.12	$(10.82)	$0.22	$(10.56)
Less: Income per share from discontinued operations	0.03	—	—	0.03	—
Net Income (Loss) per share from continuing operations attributable to SSI	0.24	0.12	(10.82)	0.19	(10.56)
Goodwill impairment charge, net of tax, per share	—	—	9.52	—	9.55
Other asset impairment charges, net of tax, per share	—	0.01	0.33	0.04	0.33
Restructuring charges and other exit-related costs, net of tax, per share	0.09	0.04	0.05	0.22	0.20
Valuation allowance on deferred tax assets, per share	—	—	0.41	—	0.41
Adjusted Diluted EPS from continuing operations attributable to SSI(1)	$0.33	$0.16	$(0.51)	$0.44	$(0.07)

(1) May not foot due to rounding.

Debt, Net of Cash
($ in thousands)	August 31, 2014	May 31, 2014	August 31, 2013

Short-term borrowings	$523	$601	$9,174
Long-term debt, net of current maturities	318,842	375,797	372,663
Total debt	319,365	376,398	381,837
Less: cash and cash equivalents	25,672	29,362	13,481
Total debt, net of cash	$293,693	$347,036	$368,356

Auto Parts Business New Stores Impact
($ in millions)	4Q14
	Existing Stores(1)	New Stores(2)	Reported
Revenues	$87	$1	$88
Operating Income	$5	$—	$5
Operating Income Margin	5%	NM	5%
Car Purchase Volumes (000)	104	2	106

	3Q14
	Existing Stores(1)	New Stores(2)	Reported
Revenues	$82	$2	$84
Operating Income	$7	$—	$7
Operating Income Margin	8%	NM	8%
Car Purchase Volumes (000)	96	2	98

	FY14
	Existing Stores(1)	New Stores(2)	Reported
Revenues	$312	$16	$328
Operating Income (Loss)(3)	$23	$(1)	$21
Operating Income Margin	7%	NM	7%
Car Purchase Volumes (000)	360	20	380

(1) Existing Stores represents APB operations for stores owned one year or more.
(2) New Stores represent new acquisitions, or greenfield development, owned less than one year.
(3) May not foot due to rounding.
NM = Not meaningful

About Schnitzer Steel Industries, Inc.

Schnitzer Steel Industries, Inc. is one of the largest manufacturers and exporters of recycled ferrous metal products in North America with operating facilities located in 14 states, Puerto Rico and Western Canada. The business has seven deep water export facilities located on both the East and West Coasts and in Hawaii and Puerto Rico. The Company’s integrated operating platform also includes its auto parts and steel manufacturing businesses. The Company’s auto parts business sells used auto parts through its self-service facilities located in 16 states and Western Canada. With an effective annual production capacity of approximately 800,000 tons, the Company’s steel manufacturing business produces finished steel products, including rebar, wire rod and other specialty products. The Company commenced its 109th year of operations in 2014.

Safe Harbor for Forward-Looking Statements

Statements and information included in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Except as noted herein or as the context may otherwise require, all references to “we,” “our,” “us” and “SSI” refer to the Company and its consolidated subsidiaries.

Forward-looking statements in this press release include statements regarding our expectations, intentions, beliefs and strategies regarding the future, which may include statements regarding trends, cyclicality and changes in the markets we sell into; strategic direction; changes to manufacturing and production processes; the cost of and the status of any agreements or actions related to our compliance with environmental and other laws; expected tax rates, deductions and credits; the realization of deferred tax assets; planned capital expenditures; liquidity positions; ability to generate cash from continuing operations; the potential impact of adopting new accounting pronouncements; expected results, including pricing, sales volumes and profitability; obligations under our retirement plans; benefits, savings or additional costs from business realignment, cost containment and productivity improvement programs; and the adequacy of accruals.

When used in this report, the words “believes,” “expects,” “anticipates,” “intends,” “assumes,” “estimates,” “evaluates,” “may,” “could,” “opinions,” “forecasts,” “future,” “forward,” “potential,” “probable,” and similar expressions are intended to identify forward-looking statements.

We may make other forward-looking statements from time to time, including in reports filed with the Securities and Exchange Commission, press releases and public conference calls. All forward-looking statements we make are based on information available to us at the time the statements are made, and we assume no obligation to update any forward-looking statements, except as may be required by law. Our business is subject to the effects of changes in domestic and global economic conditions and a number of other risks and uncertainties that could cause actual results to differ materially from those included in, or implied by, such forward-looking statements. Some of these risks and uncertainties are discussed in “Item 1A. Risk Factors” of our most recent annual report on Form 10-K and quarterly report on Form 10-Q. Examples of these risks include: potential environmental cleanup costs related to the Portland Harbor Superfund site; the impact of general economic conditions; volatile supply and demand conditions affecting prices and volumes in the markets for both our products and raw materials we purchase; difficulties associated with acquisitions and integration of acquired businesses; the impact of goodwill impairment charges; the impact of long-lived asset impairment charges; the realization of expected cost reductions related to restructuring initiatives; the benefit of cost containment and productivity improvement programs and initiatives; the inability of customers to fulfill their contractual obligations; the impact of foreign currency fluctuations; potential limitations on our ability to access capital resources and existing credit facilities; restrictions on our business and financial covenants under our bank credit agreement; the impact of the consolidation in the steel industry; the impact of imports of foreign steel into the U.S.; inability to realize expected benefits from investments in technology; freight rates and availability of transportation; impact of equipment upgrades and failures on production; product liability claims; the impact of impairment of our deferred tax assets; the impact of a cybersecurity incident; costs associated with compliance with environmental regulations; the adverse impact of climate change; inability to obtain or renew business licenses and permits; compliance with greenhouse gas emission regulations; reliance on employees subject to collective bargaining agreements; and the impact of the underfunded status of multiemployer plans in which we participate.

CONTACT:
Schnitzer Steel Industries, Inc.
Investor Relations:
Alexandra Deignan, 646-278-9711
adeignan@schn.com
or
Media Relations:
Tom Zelenka, 503-323-2821
tzelenka@schn.com
or
Company Info:
www.schnitzersteel.com
ir@schn.com